                                                                    Exhibit 23.2

                    Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 31, 2001 included in the Urologix, Inc. Annual Report on Form 10-K for the fiscal year ended June 30, 2001, and to all references to our Firm included in this Registration Statement.


                                       /s/ Arthur Andersen LLP


Minneapolis, Minnesota
February 13, 2002